Exhibit 99.1

For Immediate Release

OPENTV REPORTS 2004 ANNUAL FINANCIAL AND FOURTH QUARTER RESULTS

Revenues for the full year increased to $77.2 million, a 20% increase compared to prior year revenues of $64.2 million. Revenues for the fourth quarter of 2004 increased to $24.1 million from $16.0 million for the prior year period, an increase of 50%.

“Adjusted EBITDA” (loss), before unusual items, improved for the full year by 50%, with a loss of $14.1 million, compared to a loss in 2003 of $28.0 million.

San Francisco, Calif., March 16, 2005 – OpenTV (NASDAQ: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter and year ended December 31, 2004.

“Our solid fourth quarter and full-year results demonstrate the underlying strength and continued potential for our middleware business and other products,” said OpenTV’s Chairman and Chief Executive Officer, James A. Chiddix. “We passed a major milestone at the end of the year, with more than 50 million set-top boxes deployed around the world with our embedded software. With that as a foundation, we intend to continue our focus on extending our product base, as we’ve successfully done with Foxtel’s recent launch of our PVR technology, Comcast’s extension of our Advision trafficking and billing solutions and Playboy’s agreement to develop interactive applications using our software. We will also continue to manage our costs, and allocate resources appropriately to reflect our evolving business.”

For the quarter ended December 31, 2004, OpenTV’s revenue was $24.1 million, or 50% higher than the prior year quarter revenue of $16.0 million. As a result of a timing difference on a late royalty report that the company identified in its third quarter earnings release, the company recognized approximately $1.6 million in revenue that would otherwise have been reflected in the third quarter. In the fourth quarter, the company also experienced a significant boost in royalties from set-top box deployments by Sky Italia. Operating expenses for the quarter were $30.7 million, an increase of 6% from the prior year quarter. Net loss for the quarter ended December 31, 2004 was $6.3 million, or $0.05 per share, compared with $12.9 million, or $0.11 per share, for the prior year quarter.

For the year ended December 31, 2004, OpenTV’s revenue was $77.2 million, an increase of 20% from the prior year. The increase resulted principally from increased royalties from deployments of set-top boxes incorporating the company’s software, driven largely by Sky Italia deployments. Operating expenses for the year decreased to $101.8 million, a decrease of 14% from the prior year. Net loss for the year ended December 31, 2004 was $22.0 million, or $0.18 per share, compared with $54.1 million, or $.57 per share, for the prior year, an overall decrease of 59%.

For the year ended December 31, 2004, adjusted EBITDA, before unusual items, improved by 50% to a loss of $14.1 million. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. As required by applicable regulations, OpenTV has provided in the financial exhibits included with this press release a quantitative reconciliation of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure. The company has also included within this press release additional information regarding the derivation of adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors.

In 2004, the company redefined its internal financial reporting to better align its financial analysis with its businesses. Management began to assess the company’s results and financial performance, and to prepare its internal budgeting reports, on the basis of three segments: middleware and integrated technologies; applications; and BettingCorp. The middleware and integrated technologies business has responsibility for the company’s middleware and the technologies that are customarily integrated as “extensions” of that middleware. The applications business has responsibility for the company’s applications and related technologies and products. BettingCorp has responsibility for fixed-odds and other wagering gaming applications and the development, operation and marketing of the company’s Ultimate One platform. The segment analysis has been prepared in accordance with Statement of Financial Accounting Standards No. 131.

Revenues in the middleware and integrated technologies segment increased by 27% to $63.1 million for the year ended December 31, 2004. Revenues in the applications segment decreased by 15% to $12.1 million for the year ended December 31, 2004. Revenues in the BettingCorp segment, which we acquired in August 2003, increased by 567% to $2.0 million for the year ended December 31, 2004.

In addition to reviewing the company’s segments by revenues, management also reviews and assesses the “contribution margin” of each of these segments, which is not a GAAP financial measure. The company defines “contribution margin,” for these purposes, as adjusted EBITDA, before unusual items, and unallocated corporate overhead (corporate overhead includes certain functions, such as executive management, accounting, administration, legal, tax, treasury and information technology infrastructure, that support but are not specifically attributable to the company’s operating segments expense). Management believes that segment contribution margin is a helpful measure in evaluating operational performance for the company.

Contribution margin for the middleware and integrated technologies business increased by 49% to $26.3 million for the year ended December 31, 2004, due primarily to increased revenue. Contribution loss for the applications business improved by 62% to a loss of $6.8 million for the year ended December 31, 2004, due principally to reduced operating expenses. As a result of BettingCorp’s inclusion in our financial results for the full year in 2004 rather than the four months of 2003, contribution loss for the BettingCorp business increased by 200% to a loss of $4.5 million.

Because these segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific segments and the elements included within each of those segments and the methodologies that management uses to assess its performance.

As of December 31, 2004, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $63.0 million compared to $51.9 million as of September 30, 2004. The increase resulted principally from the receipt of $4.1 million in cash upon the sale by the former owners of BettingCorp of OpenTV shares at a price higher than the company had guaranteed and the release from escrow of $6.9 million that had previously secured the company’s obligations under its acquisition guarantee to BettingCorp.

Management also completed its evaluations of internal control over financial reporting for 2004. Management identified material weaknesses in the company’s internal control over financial reporting as of December 31, 2004, and concluded, based on those findings, that the company’s internal controls were not effective as of December 31, 2004. Notwithstanding these weaknesses, the company has received an unqualified audit report from its independent registered public accounting firm KPMG LLP on its 2004 consolidated financial statements. Management began to address and remediate these weaknesses in the first quarter of 2005. For a complete analysis and description of management’s assessment and remediation efforts, investors are referred to the company’s Annual Report on Form 10-K.

Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation, other income, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. Neither Adjusted EBITDA before unusual items nor contribution margin take into account the substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.

While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s fourth quarter and year end 2004 financial results. The details of the call are as follows:

Date and time:	Tuesday, March 16, 2005 at 2:00 PM PST
Dial-in number:	US: (800) 260-8140

International: (617) 614-3672
Passcode: 62298063
Playback number:	US: (888) 286-8010
International: (617) 801-6888
Passcode: 17869497

The conference call playback will be available through Thursday, March 17, 2005 until 4 PM PST. The call playback will be available on the Investor Relations section of the OpenTV website at http://www.opentv.com

About OpenTV

OpenTV is one of the world’s leading interactive television companies. Deployed in approximately 50 million digital set-top-boxes in 96 countries, the company’s software enables a wide array of functionality, including enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com

# # #

Contact:	Richard Hornstein
Chief Financial Officer
Tel: 415-962-5484
Investorrelations@opentv.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS (In
thousands, except share amounts)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$35,660	$47,747
Short-term marketable debt securities	1,986	10,577
Accounts receivable, net of allowance for doubtful accounts of $559 and $789 at December 31, 2004 and 2003, respectively	17,797	12,536
Prepaid expenses and other current assets	3,073	4,722

Total current assets	58,516	75,582
Long-term marketable debt securities	25,374	15,172
Property and equipment, net	6,858	11,689
Goodwill	70,466	70,398
Intangible assets, net	25,108	33,336
Other assets	6,089	13,378

Total assets	$192,411	$219,555

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,870	$5,854
Accrued liabilities	23,916	32,174
Accrued restructuring	1,394	7,789
Due to Liberty Media	388	630
Current portion of deferred revenue	10,520	9,740

Total current liabilities	40,088	56,187
Deferred revenue, less current portion	6,563	5,310

Total liabilities	46,651	61,497
Commitments and contingencies
Minority interest	585	1,075
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 91,552,293 and 88,969,550 shares issued and outstanding, including treasury shares, at December 31, 2004 and 2003, respectively	2,213,951	2,208,370
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	470,453	466,228
Treasury shares at cost, 76,327 shares at December 31, 2004 and 2003, respectively	(38)	(38)
Deferred share-based compensation	(10)	(36)
Accumulated other comprehensive income	523	201
Accumulated deficit	(2,575,657)	(2,553,695)

Total shareholders’ equity	145,175	156,983

Total liabilities, minority interest and shareholders’ equity	$192,411	$219,555

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Royalties	$16,671	$6,515	$45,553	$25,192
Services, support and other	2,909	5,273	14,861	22,588
Fees and revenue shares	3,506	3,728	13,450	12,961
License fees	1,011	524	3,305	3,456

Total revenues	24,097	16,040	77,169	64,197
Operating expenses:
Cost of revenues	11,892	13,757	39,264	50,373
Nascar Amendment	—	—	(4,600)	—
Research and development	8,509	7,861	29,753	23,082
Sales and marketing	3,882	397	15,103	13,833
General and administrative	3,993	4,628	17,876	17,407
Restructuring costs	1,985	(487)	893	6,587
Amortization of intangible assets	398	1,233	3,506	4,889
Impairment of intangible assets	—	1,497	—	1,497

Total operating expenses	30,659	28,886	101,795	117,668

Loss from operations	(6,562)	(12,846)	(24,626)	(53,471)
Interest income	247	241	858	1,572
Other income (expense), net	(37)	17	499	(1,103)
Minority interest	296	58	490	171

Loss before income taxes	(6,056)	(12,530)	(22,779)	(52,831)
Income tax benefit (expense)	(244)	(345)	817	(1,263)

Net loss	$(6,300)	$(12,875)	$(21,962)	$(54,094)

Net loss per share, basic and diluted	$(0.05)	$(0.11)	$(0.18)	$(0.57)

Shares used in per share calculation, basic and diluted	121,980,908	118,481,309	121,308,965	94,818,278

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2004	2003
Cash flows used in operating activities:
Net loss	$(21,962)	$(54,094)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of intangible assets	—	1,497
Depreciation and amortization of property and equipment	5,941	7,490
Amortization of intangible assets	8,228	14,679
Amortization of share-based compensation	26	171
Non-cash employee compensation	1,089	889
Provision for (reduction of) doubtful accounts	(187)	168
Non-cash restructuring costs	1,020	532
Minority interest	(490)	(171)
Changes in operating assets and liabilities:
Accounts receivable	(5,327)	(1,454)
Prepaid expenses and other current assets	1,024	602
Other assets	7,289	2,308
Accounts payable	(1,948)	(923)
Accrued liabilities	(6,273)	(5,558)
Accrued restructuring	(6,395)	(11,873)
Due to Liberty Media	(242)	(526)
Deferred revenue	2,033	3,777

Net cash used in operating activities	(16,174)	(42,486)
Cash flows provided from investing activities:
Purchase of property and equipment	(2,070)	(2,944)
Sale of assets	—	1,000
Cash used for acquisitions, net of cash acquired	4,078	(10,130)
Proceeds from sale of marketable debt securities	22,541	111,697
Purchase of marketable debt securities	(24,267)	(51,384)

Net cash provided from investing activities	282	48,239
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	3,464	2,466
Capital contribution from MIH Limited	—	793

Net cash provided from financing activities	3,464	3,259
Effect of exchange rate changes on cash and cash equivalents	341	167

Net increase (decrease) in cash and cash equivalents	(12,087)	9,179
Cash and cash equivalents, beginning of year	47,747	38,568

Cash and cash equivalents, end of year	$35,660	$47,747

OPENTV CORP
SEGMENT INFORMATION
($ in millions)

	Year Ended December 31,
	2004	2003
Revenues:
Middleware and Integrated Technologies	$63.1	$49.6
Applications	12.1	14.3
BettingCorp	2.0	0.3

Total Revenue	77.2	64.2

Contribution Margin:
Middleware and Integrated Technologies	26.3	17.7
Applications	(6.8)	(17.9)
BettingCorp	(4.5)	(1.5)

Total Contribution Margin	15.0	(1.7)
Unallocated corporate overhead	(29.1)	(26.3)

Adjusted EBITDA before unusual items	(14.1)	(28.0)
NASCAR amendment	4.6	—
BSkyB contract amendment	—	1.2
DirecTV market development costs	—	3.8
Restructuring costs	(0.9)	(6.6)

Adjusted EBITDA	(10.4)	(29.6)
Depreciation and amortization	(5.9)	(7.5)
Amortization of intangible assets	(8.2)	(14.7)
Amortization of share-based compensation	—	(0.2)
Interest income	0.8	1.6
Other income (expense)	0.5	(1.1)
Minority interest	0.5	0.2
Impairment of intangible assets	—	(1.5)

Loss before income taxes	(22.7)	(52.8)
Income tax benefit (expense)	0.8	(1.3)

Net loss	$(21.9)	$(54.1)